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                                                                    EXHIBIT 99.1
EFI Fourth Quarter 2003 Results

For more information:                                Investor Relations
--------------------                                 ------------------
Joseph Cutts                                         JoAnn Horne
Chief Financial Officer                              Market Street Partners
Electronics For Imaging                              415-321-2455
650-357-3500


             ELECTRONICS FOR IMAGING TOPS FOURTH QUARTER ESTIMATES

Foster City Calif. - January 27, 2004 - Electronics For Imaging (EFI)(Nasdaq:
EFII), the world leader in digital imaging and print management solutions for commercial and enterprise printing, announced today that, for the quarter ended December 31, 2003, revenues were $107.9 million as compared to $90.7 million for the same quarter in 2002. For the twelve months ended December 31, 2003, revenues were $379.6 million as compared to $350.2 for the same period in 2002.

GAAP net income was $1.1 million or $0.02 per diluted share in the fourth quarter of 2003, compared to $7.9 million, or $0.14 per diluted share for the same period in 2002. For the twelve months ended December 31, 2003, GAAP net income increased to $26.5 million or $0.48 per diluted share, from net income of $16.0 million, or $0.29 per diluted share, for the same period in 2002.

Pro forma net income was $14.9 million or $0.27 per diluted share in the fourth quarter of 2003, an increase of 71% when compared to $8.7 million, or $0.16 per diluted share for the same period in 2002. For the twelve months ended December 31, 2003, pro forma net income increased 99% to $43.9 million or $0.80 per diluted share, from pro forma net income of $22.1 million, or $0.40 per diluted share in 2002.

For the fourth quarter 2003 and the twelve months ended December, 31 2003, we computed pro forma net income by adjusting GAAP net income by the write-off of in-process research and development and the amortization of acquisition-related intangibles as well as charges related to the Company's prior minority interest in Printcafe, and gains, net of expenses, related to intellectual property litigation.

As of December 31, 2003, the company's total assets were $1.01 billion, up from $727.1 million reported as of December 31, 2002. Total liabilities as of December 31, 2003 were $358.8 million, up from $93.0 million as of December 31, 2002.

"We are delighted to report our best quarterly pro forma results in over three years, driven by exceptional demand in our server business, especially for our new, high performance S-series Fiery servers", said EFI CEO Guy Gecht. "We finished 2003 with an encouraging level of business activity and we've started 2004 with a strong growth outlook. In addition to our core server business, we see great opportunities in our newest market-- Professional Printing Applications-- in which we have a compelling portfolio of high value print management and workflow software solutions that increase productivity, competitiveness and profitability."

The Company currently anticipates the following results in the first quarter of 2004:

o    Revenue in the range of $102 to $104 million.

o GAAP diluted earnings per share of $0.16 to $0.17 after the amortization of acquisition-related intangibles.

o    Pro forma diluted earnings per share of $0.20 to $0.21.

o Pro forma diluted earnings per share of $0.19 to $0.20 including the potential share count dilution and reduction of interest expense and amortized issuance

EFI Fourth Quarter 2003 Results


        costs related to our convertible debt, and excluding the amortization of acquisition-related intangibles.

In the second quarter of 2003, EFI issued $240 million of convertible debentures with a coupon rate of 1.50%. The quarterly pre-tax interest expense related to the bonds is $0.9 million and the related quarterly pre-tax amortization of issuance costs is $0.3 million. Under certain circumstances, (see below "Events that could cause our debt to convert") our debt may be converted to approximately 9.1 million shares of common stock. During the quarter in which the debt holder has the right to convert, the associated shares will be considered outstanding for that entire quarter, and the full 9.1 million shares will be included in the calculation of our diluted earnings per share. Also, once the debt holder has right to convert, the interest expense and the amortized issuance costs, net of associated taxes, related to the bonds would be excluded from the calculation of diluted earning per share. Whether the bonds become convertible is a function of EFI's stock price and is outside the control of the company.

EFI will discuss the Company's financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI's website at www.efi.com.

Events that could cause our debt to convert

Holders may convert their debentures into shares of our common stock prior to stated maturity under the following circumstances: (1) during any fiscal quarter (beginning with the quarter ending September 30, 2003) if the sale price of our common stock for at least 20 consecutive trading days in the 30 consecutive trading-day period ending on the last trading day of the immediately preceding fiscal quarter exceeds 120% of the conversion price on that 30th trading day;
(2) during any 5 consecutive trading day period after any 5 consecutive trading period in which the average trading price of the debentures during the measurement period was less than 97% of the average conversion value and the conversion value for each day of such period was less than $900 per $1,000 principal amount of the debentures; (3) upon the occurrence of specified corporate transactions; or (4) if we have called the debentures for redemption. For more information, please see our recently filed S-3.

About our Pro Forma Net Income and Adjustments

To supplement our consolidated financial results prepared under generally accepted accounting principles ("GAAP"), we use a pro forma measure of net income that is GAAP net income adjusted to exclude certain costs, expenses and gains. Our pro forma net income gives an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, pro forma net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from pro forma measures used by other companies. We compute pro forma net income by adjusting GAAP net income with the impact of the write-off of in-process research and development, the amortization of acquisition-related intangibles, and other non-recurring charges and gains. The presentation of this additional information should not be considered in isolation or as a substitute for net income prepared in accordance with GAAP.

EFI Fourth Quarter 2003 Results


Safe Harbor for Forward Looking Statements
The statements:
The Company currently anticipates the following results in the first quarter of 2004:

     o    Revenue in the range of $102 to $104 million.

     o GAAP diluted earnings per share of $0.16 to $0.17 after the amortization of acquisition-related intangibles.

     o    Pro forma diluted earnings per share of $0.20 to $0.21.

     o Pro forma diluted earnings per share of $0.19 to $0.20 including the potential share count dilution and reduction of interest expense and amortized issuance costs related to our convertible debt, and excluding the amortization of acquisition related intangibles.

and "We are delighted to report our best quarterly pro forma results in over three years, driven by exceptional demand in our server business, especially for our new, high performance S-series Fiery servers, said EFI CEO Guy Gecht. "We finished 2003 with an encouraging level of business activity and we've started 2004 off with a strong growth outlook. In addition to our core server business, we see great opportunities in our newest market-- Professional Printing Applications-- in which we have a compelling portfolio of high value print management and workflow software solutions that increase productivity, competitiveness and profitability. " are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended, and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, but not necessarily limited to, the following: (1) Management's ability to forecast revenues and control expenses, especially on a quarterly basis, continues to be a challenge. Unexpected declines in revenue without a corresponding and timely decline in expenses could have a material adverse effect on results of operations; (2) current world wide financial/economic difficulties continue including variations in foreign exchange rates; (3) variations in growth rates or declines in the printing and imaging market across various geographic regions may cause a material impact in our results; (4) changes in historic customer order patterns, including changes in customer and channel inventory levels may cause a material impact in our results; (5) changes in the mix of products sold leads to variations in results;
(6) market acceptance of new products and contribution to EFI's revenue cannot be assured; (7) delays in product delivery can cause quarterly revenues and income to fall significantly short of anticipated levels; (8) competition and/or market factors in the various markets may pressure EFI to reduce prices on certain products; (9) competition with products internally developed by EFI's customers may result in declines in EFI sales and revenues; (10) excess or obsolete inventory and variations in inventory valuation may cause a material impact in our results; (11) continued success in technological advances, including development and implementation of new processes and strategic products for specific market segments may not be assured; (12) timely and qualitative execution in the manufacturing of products may not be assured; (13) litigation involving intellectual property or other matters may cause a material impact in our results; (14) our ability to adequately service our debt and dilution of earnings if the company's convertible debenture is treated on an "as converted basis" for purposes of calculating diluted earnings per share; (15) other risk factors listed from time to time in the company's SEC reports. EFI undertakes no obligation to update information

EFI Fourth Quarter 2003 Results


contained in this release. For further information regarding risks and uncertainties associated with EFI's business, please refer to the Risk Factors section (entitled "Factors That Could Adversely Affect Performance") of EFI Corporation's SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI Corporation's Investor Relations Department at 650-357-3828 or email at investor.relations@efi.com or EFI's Investor Relations website at http://www.efi.com.

About Electronics For Imaging
Electronics For Imaging, Inc. (<www.efi.com>) is the world leader in digital imaging and print management solutions for commercial and enterprise printing. EFI's award-winning technologies offer document management tools from creation to print, including high fidelity color and black and white Fiery(R) print servers that can output up to 2000 ppm; powerful production workflow and print management information software solutions for increased performance and cost efficiency; and an array of business-critical enterprise and mobile printing solutions. EFI maintains 25 offices worldwide.

EFI Fourth Quarter 2003 Results

ELECTRONICS FOR IMAGING, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

                                                           THREE MONTHS ENDED             SIX MONTHS ENDED
                                                               DECEMBER 31,                  DECEMBER 31,
                                                         2003           2002            2003            2002
Revenue                                                $107,853       $ 90,709       $ 379,587       $ 350,185

Cost of revenue                                          38,915         40,814         148,054         167,685
                                                       --------       --------       ---------       ---------
          Gross profit                                   68,938         49,895         231,533         182,500
                                                       --------       --------       ---------       ---------
Research and development                                 26,890         21,551          96,697          89,973
Sales and marketing                                      16,938         13,041          61,597          50,624
General and administrative                                6,180          5,420          21,690          21,778
Amortization of identified intangibles and other
     acquisition-related charges                         14,462          1,145          19,670           4,391
                                                       --------       --------       ---------       ---------
          Total operating expenses                       64,470         41,157         199,654         166,766
                                                       --------       --------       ---------       ---------
Income from operations                                    4,468          8,738          31,879          15,734
Interest and other income, net                            1,509          2,502           8,603           7,077
Litigation settlement income(charges)                       840              -           2,408               -
Loss on equity investment                                  (671)             -          (1,562)              -
                                                       --------       --------       ---------       ---------
          Income before income taxes                      6,146         11,240          41,328          22,811
Provision for income taxes                               (5,080)        (3,372)        (14,820)         (6,843)
                                                       --------       --------       ---------       ---------
                   Net income                          $  1,066       $  7,868       $  26,508       $  15,968
                                                       ========       ========       =========       =========
Shares used in per share calculation                     55,671         55,024          54,839          54,852
                                                       ========       ========       =========       =========
Net income per diluted common share                    $   0.02       $   0.14       $    0.48       $    0.29
                                                       ========       ========       =========       =========

RECONCILIATION OF REPORTED GAAP NET INCOME TO PRO
FORMA NET INCOME
Net income                                             $  1,066       $  7,868       $  26,508       $  15,968

In process research and development expense              12,000              -          13,220               -
Amortization of acquisition related intangibles           2,462          1,145           6,450           4,391
Litigation settlement income(charges)                      (840)             -          (2,408)          4,409
Loss on equity investment                                   671              -           1,562               -
Tax effect of pro forma adjustments                        (438)          (343)         (1,420)         (2,640)
                                                       --------       --------       ---------       ---------
Pro forma net income                                   $ 14,921       $  8,670          43,912       $  22,128
                                                       ========       --------       =========       =========
Shares used in per share calculation                     55,671         55,024          54,839          54,852
                                                       ========       ========       =========       =========
Pro forma net income per diluted common share          $   0.27       $   0.16       $    0.80       $    0.40
                                                       ========       ========       =========       =========

EFI Fourth Quarter 2003 Results

ELECTRONICS FOR IMAGING, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

                                                 DECEMBER 31,    DECEMBER 31,
                                                     2003            2002*
ASSETS

Cash, cash equivalents and short-term investments  $ 624,111       $ 498,370
Restricted short-term investments                     69,669              --
Accounts receivable, net                              53,317          42,267
Inventories                                            7,989           4,125
Other current assets                                  28,718          18,053
                                                   ---------       ---------
      Total current assets                           783,804         562,815

Property and equipment, net                           49,095          53,187
Restricted investments                                43,080          43,080
Goodwill                                              67,166          43,552
Intangible assets, net                                51,032          17,386
Other assets                                          16,484           7,086
                                                  ----------       ---------
       Total assets                               $1,013,661       $ 727,106
                                                  ==========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                   $  17,995       $  13,067
Accrued and other liabilities                         67,386          47,353
Income taxes payable                                  33,231          32,341
                                                   ---------       ---------
Total current liabilities                            118,612          92,761
                                                   ---------       ---------

Long-term obligations                                240,236             278
                                                   ---------       ---------

            Total liabilities                        358,848          93,039
                                                   ---------       ---------

Stockholders' equity:
            Common stock                                 620             590
            Treasury stock                          (159,077)        (99,959)
            Additional paid-in-capital               326,761         272,456
            Retained earnings                        486,509         460,980
                                                   ---------       ---------
           Total stockholders' equity                654,813         634,067
                                                   ---------       ---------
 Total liabilities and stockholders' equity       $1,013,661       $ 727,106
                                                  ==========       =========

*Amounts derived from 2002 audited financial statements

EFI Fourth Quarter 2003 Results


ELECTRONICS FOR IMAGING, INC.
REVENUE BREAK-DOWN
(IN THOUSANDS)
(UNAUDITED)

                                                    THREE MONTHS ENDED       TWELVE MONTHS ENDED
                                                        DECEMBER 31,            DECEMBER 31,
                                                     2003         2002        2003         2002
Revenue by product
     Stand-alone Color Servers                      $50,735     $43,620     $155,161     $164,741
     Embedded Color Solutions                        25,059      24,301      124,832       98,108
     Digital Black-and-White Solutions               12,803      11,393       38,891       45,366
   Other Sources                                     19,256      11,395       60,703       41,970
                                                     ------      ------       ------       ------
Total                                              $107,853     $90,709     $379,587     $350,185
                                                   ========     =======     ========     ========

Shipments by geographic area
   North America                                    $58,605     $46,792     $192,326     $184,891
   Europe                                            29,479      31,389      113,914      108,978
   Japan                                             16,595       7,850       57,231       38,541
   Rest of World                                      3,174       4,678       16,116       17,775
                                                      -----       -----       ------       ------
Total                                              $107,853     $90,709     $379,587     $350,185
                                                   ========     =======     ========     ========